UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 8.01 Other Events	1

SIGNATURES	2

PURPOSE OF FILING

The purpose of this filing is to report that certain of our executive officers: (i) have entered into pre-arranged trading plans established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines; and (ii) have taken certain actions with respect to tax liabilities that they will incur in August 2007 in connection with the vesting of previously granted restricted stock awards.

Item 8.01	Other Events.

10b5-1 Trading Plans

On May 15, 2007, Steven W. Alesio, our Chairman and Chief Executive Officer, and on May 16, 2007, David J. Lewinter, our Senior Vice President, Global Reengineering, entered into respective pre-arranged trading plans established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines.

In accordance with our Executive Stock Ownership Guidelines, Mr. Alesio is required to maintain a minimum level of stock ownership equal in value to six times his annual salary and Mr. Lewinter is required to maintain a minimum level of stock ownership equal in value to four times his annual salary. Additional details regarding our Executive Stock Ownership Guidelines as they apply to our executive officers and other members of senior management can be found in our Proxy Statement filed with the Securities and Exchange Commission on March 26, 2007 and our Form 10-Q for the period ending March 31, 2007 filed with the SEC on May 4, 2007 and in future filings with the SEC.

Pursuant to Mr. Alesio’s trading plan, he intends to sell an aggregate of 160,000 shares of our common stock upon the exercise of stock options currently held by him, representing approximately fifteen percent of Mr. Alesio’s current equity holdings. Under the terms of his plan, Mr. Alesio expects such sales to occur over four consecutive months beginning in June 2007 in the amount of 40,000 shares per month. Excluding these shares to be sold by Mr. Alesio, he continues to hold as of the date of this filing 80,889 shares of our common stock, 63,614 shares of restricted stock and options to purchase 743,850 shares of common stock, the majority of which are vested.

Pursuant to Mr. Lewinter’s trading plan, he intends to sell an aggregate of 22,493 shares of our common stock, 12,666 of which will be sold upon the exercise of stock options currently held by him. Under the terms of his plan, Mr. Lewinter expects such sales to commence in June 2007 and to conclude by May 2008.

A Statement of Changes in Beneficial Ownership of Securities on Form 4 will be filed with the SEC as required in connection with transactions completed under Mr. Alesio’s or Mr. Lewinter’s respective trading plan and all shares will be sold in the open market at prevailing market prices.

Similar trading plans may be adopted by our officers or directors in the future. We do not undertake to report Rule 10b5-1 plans that may be adopted by any of our officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

Tax Withholding Elections

On August 8, 2007, restrictions on 3,333 shares of our common stock previously awarded to each of James P. Burke, our Senior Vice President, Global Solutions and Chief Marketing Officer, and Byron C. Vielehr, our Senior Vice President, Technology and Chief Information Officer, are scheduled to lapse. On such date, each executive officer will realize taxable income equal to the fair market value of the shares, at which time we are required to withhold or receive from the executive related taxes at statutorily defined rates. In order to facilitate the tax withholding, each executive has made an irrevocable election prior to the date of this filing to satisfy the applicable tax withholding through the deduction of that number of shares from the vested amount having an aggregate fair market value equal to the amount required to be so withheld. The withholding of shares to satisfy tax withholding will be reported on a Form 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Jeffrey S. Hurwitz
Jeffrey S. Hurwitz Senior Vice President, General Counsel and Corporate Secretary

DATE: May 21, 2007